Exhibit (d)(iv) under Form N-1A
                                            Exhibit (10) under Item 601/Reg. S-K

                                   Schedule 1
                          to Limited Power of Attorney
                           dated as of March 31, 1999
                            by Cash Trust Series II
                            (the Trust "), acting on
                    behalf of each of the series portfolios
                          listed below, and appointing
                    Federated Investment Management Company
                          the attorney-in-fact of the
                                     Trust


                           List of Series Portfolios

                            Municipal Cash Series II
                            Treasury Cash Series II